Exhibit 99.1

Curtiss-Wright Reports Third Quarter 2022 Financial Results and Updates Full-Year 2022 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--November 2, 2022--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights:

  Reported sales of $631 million, operating income of $108 million, operating margin of 17.1%, and diluted earnings per share (EPS) of $1.91;
  Adjusted operating income of $114 million, up 6%;
  Adjusted operating margin of 18.2%, up 70 basis points;
  Adjusted diluted EPS of $2.07, up 10%;
  Reported free cash flow (FCF) of $86 million;
  New orders of $818 million, up 32%, reflecting strong Aerospace & Defense (A&D) and Commercial market demand, and book-to-bill of 1.30; and
  Backlog of $2.6 billion, up 19% year-to-date.

"Curtiss-Wright delivered solid third quarter results, despite continued supply chain challenges, as the strength of our combined portfolio, coupled with the benefits of our company-wide operational excellence initiatives, enabled us to generate stronger than expected profitability with 70 basis points in operating margin expansion and double-digit EPS growth," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "Sales in our Commercial markets increased 9% during the quarter, led by double-digit growth in our general industrial and process markets, while sales for Aerospace & Defense markets were relatively flat. We once again experienced robust order activity, as bookings increased 32% year over year, and both bookings and backlog grew 19% on a year-to-date basis. This was driven by strong demand across the majority of our defense and commercial markets, including record level quarterly orders within our Defense Electronics segment."

Full-Year 2022 Financial Outlook:

  Sales revised to new range of 2% to 4% growth (previously 4% to 6%), including 1% to 3% growth in our A&D markets and 6% to 8% growth in our Commercial markets;
  Adjusted operating income revised to new range of 3% to 6% growth (previously 5% to 7%), reflecting the timing of revenues within our Defense Electronics segment, partially offset by stronger profitability within our Aerospace & Industrial segment;
  Maintained Adjusted operating margin range of 17.1% to 17.3%, up 10 to 30 basis points compared with the prior year;
  Adjusted diluted EPS revised to new range of $8.05 to $8.20 (previously $8.10 to $8.30), which continues to reflect double-digit growth; and
  Adjusted free cash flow revised to a new range of $275 to $315 million (previously $345 to $365 million), reflecting the timing of defense revenues, as well as the expected delay in receipt of a significant cash payment upon the final delivery of our CAP1000 reactor coolant pumps to China, which has likely pushed to 2023, to align with our customer’s project schedule.

"Although underlying demand across the portfolio remains strong, we are revising our full-year 2022 guidance to reflect the ongoing global supply chain disruption which continues to impact the timing of production, deliveries and free cash flow within our Defense Electronics segment. We have taken numerous actions, including consistent engagement with our supply base that supported our prior expectations of a strong second half, however, conditions are not easing as quickly as anticipated. While we are confident these dynamics will get resolved over time, the challenges are delaying the recognition of our strong order book."

"Looking forward, the business fundamentals in the Defense Electronics segment remain quite strong, driven by record bookings, strong profitability and favorable long-term secular tailwinds. In addition, we remain focused on mitigating the impact of other macro-level headwinds through our ongoing operational excellence initiatives. As a result, we are able to maintain our previous operating margin guidance despite the topline reset."

"Overall, Curtiss-Wright remains in a strong position to deliver significant long-term value for our shareholders and on track to achieve the financial targets that we set out at our 2021 Investor Day."

Curtiss-Wright and X-energy Sign Preferred Strategic Supplier Agreement:

  On September 15, 2022, the Company signed a preferred strategic supplier agreement to advance the design and deployment of X-energy’s Xe-100 advanced Small Modular Reactor (SMR);
  Under the agreement, Curtiss-Wright has been selected as a preferred supplier to develop and provide three of the most critical systems for the Nuclear Steam Supply System; and
  Curtiss-Wright estimates that its content for these three systems will be in excess of $100 million in revenue per four-unit (320 MW) plant.

Poland Selects Westinghouse AP1000 Technology for its First Nuclear Power Plant:

  Earlier in 2022, Curtiss-Wright secured Westinghouse’s commitment to our reactor coolant pump (RCP) technology in future AP1000 power plants, including Eastern Europe;
  Westinghouse's initial partnership with Poland covers the first three of potentially six AP1000 reactors, which are expected to begin producing electricity in 2033; and
  The agreement provides an opportunity for Curtiss-Wright to receive new RCP orders within the next three to five years.

Third Quarter 2022 Operating Results

(In millions)	Q3-2022	Q3-2021	Change
Reported
Sales	$631	$621	2%
Operating income	$108	$98	10%
Operating margin	17.1%	15.7%	140 bps

Adjusted (1)
Sales	$631	$614	3%
Operating income	$114	$108	6%
Operating margin	18.2%	17.5%	70 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $631 million increased 3% compared with the prior year, and included a 1% headwind from unfavorable foreign currency translation;
  Total A&D market sales were flat, while total Commercial market sales increased 9%;
  In our A&D markets, our results reflected the contribution from the acquisition of our new engineered arresting systems business in the aerospace defense market and mid-single digit sales growth in commercial aerospace; Those increases were principally offset by the timing of defense electronics revenues due to ongoing supply chain headwinds;
  In our Commercial markets, we experienced double-digit sales growth in the general industrial market and mid-single digit sales growth within the power & process market, despite the wind down on the China Direct AP1000 program as it nears completion; and
  Adjusted operating income of $114 million increased 6%, while Adjusted operating margin increased 70 basis points to 18.2%, principally driven by the benefits of our ongoing company-wide operational excellence initiatives and favorable overhead absorption on higher revenues in the Aerospace & Industrial and Naval & Power segments, partially offset by unfavorable overhead absorption on lower revenues in our Defense Electronics segment.

Third Quarter 2022 Segment Performance

Aerospace & Industrial

(In millions)	Q3-2022	Q3-2021	Change
Reported
Sales	$213	$196	9%
Operating income	$39	$31	27%
Operating margin	18.3%	15.7%	260 bps

Adjusted (1)
Sales	$213	$196	9%
Operating income	$39	$31	27%
Operating margin	18.3%	15.7%	260 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $213 million, up $17 million, or 9% overall, and included a 3% headwind from unfavorable foreign currency translation;
  Higher commercial aerospace market revenue reflected continued strong demand for sensors products and surface treatment services on numerous narrowbody and widebody platforms;
  Strong double-digit revenue growth in the general industrial market was driven by increased sales of industrial vehicle products, principally serving on-highway and specialty platforms, and higher sales of surface treatment services; and
  Adjusted operating income was $39 million, up 27% from the prior year, while Adjusted operating margin increased 260 basis points to 18.3%, reflecting favorable absorption on strong sales and the benefits of our ongoing operational excellence and pricing initiatives.

Defense Electronics

(In millions)	Q3-2022	Q3-2021	Change
Reported
Sales	$161	$182	(11%)
Operating income	$37	$41	(10%)
Operating margin	22.7%	22.5%	20 bps

Adjusted (1)
Sales	$161	$183	(12%)
Operating income	$37	$42	(14%)
Operating margin	22.7%	23.2%	(50 bps)
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $161 million, down $21 million, or 12%, principally reflected the timing of defense market sales due to ongoing supply chain headwinds related to the availability of electronic components;
  Lower aerospace defense market revenue reflected decreased sales of our embedded computing and flight test equipment;
  Ground defense market revenue declines reflected reduced sales of our tactical communications equipment; and
  Adjusted operating income was $37 million, down 14% from the prior year, while adjusted operating margin decreased 50 basis points to 22.7%, primarily reflecting unfavorable absorption and mix on lower A&D revenues, partially offset by the benefits of our ongoing operational excellence initiatives.

Naval & Power

(In millions)	Q3-2022	Q3-2021	Change
Reported
Sales	$256	$243	6%
Operating income	$42	$35	17%
Operating margin	16.2%	14.6%	160 bps

Adjusted (1)
Sales	$256	$235	9%
Operating income	$48	$44	11%
Operating margin	18.9%	18.6%	30 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $256 million, up $21 million, or 9%, principally driven by the contribution from the arresting systems acquisition for arresting systems equipment within the aerospace defense market;
  Naval defense market revenues increased slightly as higher revenues on the Columbia-class submarine and CVN-81 aircraft carrier programs were mainly offset by timing of revenues on the Virginia-class submarine and CVN-80 aircraft carrier programs;
  Higher power & process market revenues reflected continued strong growth in industrial valve sales in the process market, as well as higher nuclear aftermarket revenues supporting existing operating reactors; Those increases were partially offset by the wind down of production on the China Direct AP1000 program; and
  Adjusted operating income was $48 million, up 11% from the prior year, while adjusted operating margin increased 30 basis points to 18.9%, as favorable absorption on higher organic revenues, as well as the benefits of our restructuring and ongoing operational excellence initiatives, were partially offset by unfavorable mix in the power & process market.

Free Cash Flow

(In millions)	Q3-2022	Q3-2021	Change
Net cash provided by operating activities	$96	$107	(11%)
Capital expenditures	(9)	(10)	(8%)
Reported free cash flow	$86	$97	(11%)
Adjusted free cash flow (1)	$86	$97	(11%)
(1)	A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of $86 million decreased $11 million, primarily due to the timing of defense revenues and higher inventory levels as we continue to work through the challenging supply chain environment;
  Adjusted free cash flow of $86 million; and
  Capital expenditures decreased $1 million compared with the prior year.

New Orders and Backlog

  New orders of $818 million increased 32% in the third quarter and generated a book-to-bill of 1.30, principally driven by strong demand for defense and commercial aerospace products within our A&D markets, and for nuclear aftermarket and process products within our Commercial markets; and
  Backlog of $2.6 billion, up 19% from December 31, 2021, reflects strong demand in both our A&D and Commercial markets.

Share Repurchase and Dividends

  During the third quarter, the Company repurchased 90,307 shares of its common stock for approximately $13 million; and
  The Company also declared a quarterly dividend of $0.19 a share.

Other Items – Completion of Financing of $300 Million in Senior Notes

  On October 27, 2022, the Company announced the successful completion of a private placement debt offering of $300 million for senior notes (the "Notes"), consisting of $200 million 4.49% notes due 2032 and $100 million 4.64% notes due 2034.

Full-Year 2022 Guidance

The Company is updating its full-year 2022 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2022 Adjusted Non-GAAP Guidance (Prior)	2022 Adjusted Non-GAAP Guidance (Current)	% Chg vs 2021
Total Sales	$2,570 - $2,620	$2,525 - $2,575	Up 2% - 4%
Operating Income	$439 - $452	$433 - $444	Up 3% - 6%
Operating Margin	17.1% - 17.3%	17.1% - 17.3%	Up 10 - 30 bps
Diluted EPS	$8.10 - $8.30	$8.05 - $8.20	Up 10% - 12%
Free Cash Flow	$345 - $365	$275 - $315	Down 9% - 21%
(1)

Reconciliations of Reported to Adjusted 2021 operating results and 2022 financial guidance are available in the Appendix. Adjusted guidance includes the contribution from the arresting systems acquisition to the Company's second half 2022 performance.

  Revised Adjusted free cash flow reflects the timing of defense revenues, as well as the expected delay in receipt of a significant cash payment upon the final delivery of our CAP1000 reactor coolant pumps to China, which has likely pushed to 2023, to align with our customer’s project schedule.

**********

A more detailed breakdown of the Company’s 2022 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss third quarter 2022 financial results and updates to 2022 guidance at 10:00 a.m. ET on Thursday, November 3, 2022. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Product sales	$530,782	$528,339	$1,489,619	$1,552,706
Service sales	99,760	92,280	309,741	286,467
Total net sales	630,542	620,619	1,799,360	1,839,173

Cost of product sales	338,264	328,424	949,180	989,759
Cost of service sales	60,069	55,187	188,055	177,930
Total cost of sales	398,333	383,611	1,137,235	1,167,689

Gross profit	232,209	237,008	662,125	671,484

Research and development expenses	17,387	21,618	61,804	66,675
Selling expenses	31,888	30,067	90,387	89,227
General and administrative expenses	75,351	78,998	239,085	229,608
Loss on divestiture	—	—	4,651	—
Impairment of assets held for sale	—	8,656	—	8,656

Operating income	107,583	97,669	266,198	277,318

Interest expense	13,997	9,955	33,315	30,094
Other income, net	3,746	3,627	11,298	8,910

Earnings before income taxes	97,332	91,341	244,181	256,134
Provision for income taxes	(23,564)	(21,638)	(58,856)	(65,554)
Net earnings	$73,768	$69,703	$185,325	$190,580

Net earnings per share:
Basic earnings per share	$1.92	$1.71	$4.82	$4.66
Diluted earnings per share	$1.91	$1.70	$4.79	$4.64

Dividends per share	$0.19	$0.18	$0.56	$0.53

Weighted-average shares outstanding:
Basic	38,368	40,769	38,416	40,865
Diluted	38,647	40,950	38,655	41,040

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$113,552	$171,004
Receivables, net	713,592	647,148
Inventories, net	503,064	411,567
Assets held for sale	—	10,988
Other current assets	84,468	67,101
Total current assets	1,414,676	1,307,808
Property, plant, and equipment, net	338,549	360,031
Goodwill	1,512,231	1,463,026
Other intangible assets, net	618,563	538,077
Operating lease right-of-use assets, net	145,252	143,613
Prepaid pension asset	267,262	256,422
Other assets	45,629	34,568
Total assets	$4,342,162	$4,103,545

Liabilities
Current liabilities:
Current portion of long-term debt	$202,500	$—
Accounts payable	182,621	211,640
Accrued expenses	139,982	147,701
Deferred revenue	220,259	260,157
Liabilities held for sale	—	12,655
Other current liabilities	95,002	102,714
Total current liabilities	840,364	734,867
Long-term debt	1,141,211	1,050,610
Deferred tax liabilities, net	150,721	147,349
Accrued pension and other postretirement benefit costs	85,865	91,329
Long-term operating lease liability	125,493	127,152
Long-term portion of environmental reserves	13,186	13,656
Other liabilities	101,079	112,092
Total liabilities	2,457,919	2,277,055

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	131,230	127,104
Retained earnings	3,072,639	2,908,827
Accumulated other comprehensive loss	(274,114)	(190,465)
Less: cost of treasury stock	(1,094,699)	(1,068,163)
Total stockholders' equity	1,884,243	1,826,490

Total liabilities and stockholders' equity	$4,342,162	$4,103,545

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$213,093	$—	$213,093	$196,296	$(381)	$195,915	9%	9%
Defense Electronics (2)	161,188	—	161,188	181,504	1,080	182,584	(11)%	(12)%
Naval & Power (4)	256,261	—	256,261	242,819	(7,471)	235,348	6%	9%

Total sales	$630,542	$—	$630,542	$620,619	$(6,772)	$613,847	2%	3%

Operating income (expense):
Aerospace & Industrial (1)	$39,080	$—	$39,080	$30,872	$(97)	$30,775	27%	27%
Defense Electronics (2)	36,588	—	36,588	40,762	1,561	42,323	(10)%	(14)%
Naval & Power (3)(4)	41,576	6,905	48,481	35,483	8,381	43,864	17%	11%

Total segments	$117,244	$6,905	$124,149	$107,117	$9,845	$116,962	9%	6%
Corporate and other	(9,661)	—	(9,661)	(9,448)	9	(9,439)	(2)%	(2)%

Total operating income	$107,583	$6,905	$114,488	$97,669	$9,854	$107,523	10%	6%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	18.3%		18.3%	15.7%		15.7%	260 bps	260 bps
Defense Electronics	22.7%		22.7%	22.5%		23.2%	20 bps	(50 bps)
Naval & Power	16.2%		18.9%	14.6%		18.6%	160 bps	30 bps
Total Curtiss-Wright	17.1%		18.2%	15.7%		17.5%	140 bps	70 bps

Segment margins	18.6%		19.7%	17.3%		19.1%	130 bps	60 bps
(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program, which we substantially exited in the fourth quarter of 2020.
(2) Excludes first year purchase accounting adjustments in the prior period.
(3) Excludes first year purchase accounting adjustments in the current period.
(4) Excludes the results of operations from our German valves business, which was sold in January 2022, including an impairment loss in the prior period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$612,777	$—	$612,777	$576,340	$(8,764)	$567,576	6%	8%
Defense Electronics (2)	453,806	—	453,806	525,067	3,240	528,307	(14)%	(14)%
Naval & Power (4)	732,777	—	732,777	737,766	(20,468)	717,298	(1)%	2%

Total sales	$1,799,360	$—	$1,799,360	$1,839,173	$(25,992)	$1,813,181	(2)%	(1)%

Operating income (expense):
Aerospace & Industrial (1)	$96,397	$—	$96,397	$81,874	$(2,079)	$79,795	18%	21%
Defense Electronics (2)	84,338	—	84,338	106,656	4,692	111,348	(21)%	(24)%
Naval & Power (3)(4)	118,865	12,332	131,197	116,635	11,337	127,972	2%	3%

Total segments	$299,600	$12,332	$311,932	$305,165	$13,950	$319,115	(2)%	(2)%
Corporate and other (5)	(33,402)	4,876	(28,526)	(27,847)	75	(27,772)	(20)%	(3)%

Total operating income	$266,198	$17,208	$283,406	$277,318	$14,025	$291,343	(4)%	(3)%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	15.7%		15.7%	14.2%		14.1%	150 bps	160 bps
Defense Electronics	18.6%		18.6%	20.3%		21.1%	(170 bps)	(250 bps)
Naval & Power	16.2%		17.9%	15.8%		17.8%	40 bps	10 bps
Total Curtiss-Wright	14.8%		15.8%	15.1%		16.1%	(30 bps)	(30 bps)

Segment margins	16.7%		17.3%	16.6%		17.6%	10 bps	(30 bps)
(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program, which we substantially exited in the fourth quarter of 2020.
(2) Excludes first year purchase accounting adjustments in the prior period.
(3) Excludes first year purchase accounting adjustments in the current period.

(4) Excludes the results of operations from our German valves business, which was sold in January 2022, including a loss on divestiture in the current period and an impairment loss in the prior period.

(5) Excludes costs associated with shareholder activism in the current period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$114,431	$—	$114,431	$116,853	$—	$116,853	(2%)	(2%)
Ground Defense (1)	54,890	—	54,890	55,124	1,080	56,204	0%	(2%)
Naval Defense	174,844	—	174,844	175,800	—	175,800	(1%)	(1%)
Commercial Aerospace (2)	70,257	—	70,257	67,461	(381)	67,080	4%	5%
Total Aerospace & Defense	$414,422	$—	$414,422	$415,238	$699	$415,937	0%	0%

Commercial markets:
Power & Process (3)	110,559	—	110,559	112,736	(7,472)	105,264	(2%)	5%
General Industrial	105,561	—	105,561	92,645	—	92,645	14%	14%
Total Commercial	$216,120	$—	$216,120	$205,381	$(7,472)	$197,909	5%	9%

Total Curtiss-Wright	$630,542	$—	$630,542	$620,619	$(6,773)	$613,846	2%	3%

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$306,980	$—	$306,980	$327,847	$—	$327,847	(6%)	(6%)
Ground Defense (1)	138,391	—	138,391	159,090	3,240	162,330	(13%)	(15%)
Naval Defense	510,597	—	510,597	531,429	—	531,429	(4%)	(4%)
Commercial Aerospace (2)	199,341	—	199,341	196,285	(8,764)	187,521	2%	6%
Total Aerospace & Defense	$1,155,309	$—	$1,155,309	$1,214,651	$(5,524)	$1,209,127	(5%)	(4%)

Commercial markets:
Power & Process (3)	340,702	—	340,702	343,573	(20,468)	323,105	(1%)	5%
General Industrial	303,349	—	303,349	280,949	—	280,949	8%	8%
Total Commercial	$644,051	$—	$644,051	$624,522	$(20,468)	$604,054	3%	7%

Total Curtiss-Wright	$1,799,360	$—	$1,799,360	$1,839,173	$(25,992)	$1,813,181	(2%)	(1%)
(1) Excludes first year purchase accounting adjustments in the prior period.
(2) Excludes our build-to-print actuation product line supporting the Boeing 737 MAX program, which we substantially exited in the fourth quarter of 2020.
(3) Excludes the prior period results of our German valves business, which was sold in January 2022.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Diluted earnings per share - As Reported	$1.91	$1.70	$4.79	$4.64
Divested German valves business	—	0.15	0.11	0.19
Costs associated with shareholder activism	—	—	0.10	—
Former executive pension settlement expense	—	—	0.04	0.06
First year purchase accounting adjustments	0.16	0.03	0.17	0.09
Exit of build-to-print actuation product line	—	—	—	(0.03)
Diluted earnings per share - Adjusted (1)	$2.07	$1.88	$5.21	$4.95

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions made during the last twelve months, loss on divestiture of the German valves business, and foreign currency fluctuations.

	Three Months Ended
	September 30,
	2022 vs. 2021
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	9%	27%	(11%)	(10%)	6%	17%	2%	10%
Less: Acquisitions	0%	0%	0%	0%	(6%)	20%	(2%)	7%
Impairment of assets held for sale	0%	0%	0%	0%	0%	(24%)	0%	(9%)
Foreign currency	3%	1%	1%	(1%)	0%	(1%)	1%	0%
Organic	12%	28%	(10%)	(11%)	0%	12%	1%	8%

	Nine Months Ended
	September 30,
	2022 vs. 2021
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	18%	(14%)	(21%)	(1%)	2%	(2%)	(4%)
Less: Acquisitions	0%	0%	0%	0%	(1%)	6%	(1%)	3%
Loss on divestiture/impairment of assets held for sale	0%	0%	0%	0%	0%	(3%)	0%	(2%)
Foreign currency	3%	1%	1%	(1%)	0%	0%	1%	0%
Organic	9%	19%	(13%)	(22%)	(2%)	5%	(2%)	(3%)

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow for 2022 excludes: (i) payments associated with the Westinghouse legal settlement and (ii) executive pension payments. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$95,658	$107,285	$2,387	$155,761
Capital expenditures	(9,297)	(10,087)	(28,789)	(27,858)
Free cash flow	$86,361	$97,198	$(26,402)	$127,903
Westinghouse legal settlement	—	—	15,000	—
Pension payment to former executive	—	—	8,214	—
Adjusted free cash flow	$86,361	$97,198	$(3,188)	$127,903
Adjusted free cash flow conversion	108%	127%	(2%)	63%
CURTISS-WRIGHT CORPORATION
2022 Guidance
As of November 2, 2022
($'s in millions, except per share data)

	2021 Reported (GAAP)	2021 Adjustments (Non- GAAP)(1)	2021 Adjusted (Non- GAAP)(1)	2022 Reported Guidance (GAAP)		2022 Adjustments (Non- GAAP)(2,3)	2022 Adjusted Guidance (Non-GAAP)(1,2,3)
				Low	High		Low	High	2022 Chg vs 2021 Adjusted
Sales:
Aerospace & Industrial	$786	$(11)	$775	$820	$840	$—	$820	$840	6 - 8%
Defense Electronics	724	4	728	675	690	—	675	690	(7) - (5)%
Naval & Power	995	(30)	965	1,030	1,045	—	1,030	1,045	7 - 8%
Total sales	$2,506	$(37)	$2,468	$2,525	$2,575	$—	$2,525	$2,575	2 to 4%

Operating income:
Aerospace & Industrial	$122	$(2)	$120	$135	$139	$—	$135	$139	12 - 16%
Defense Electronics	159	5	164	150	155	—	150	155	(9) - (6)%
Naval & Power	142	34	176	171	175	15	186	190	6 - 8%
Total segments	423	38	460	456	469	15	471	484
Corporate and other	(40)	—	(40)	(43)	(44)	5	(38)	(39)
Total operating income	$383	$38	$420	$413	$425	$20	$433	$444	3 to 6%

Interest expense	$(40)	$—	$(40)	$(46)	$(47)	$—	$(46)	$(47)
Other income, net	12	3	15	10	11	7	17	18
Earnings before income taxes	355	41	395	378	389	27	405	416
Provision for income taxes	(87)	(10)	(97)	(89)	(93)	(6)	(96)	(100)
Net earnings	$267	$31	$298	$290	$296	$20	$310	$316

Diluted earnings per share	$6.58	$0.76	$7.34	$7.52	$7.67	$0.53	$8.05	$8.20	10 to 12%
Diluted shares outstanding	40.6		40.6	38.6	38.6		38.6	38.6
Effective tax rate	24.6%		24.6%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	15.5%		15.5%	16.4%	16.6%		16.4%	16.6%	90 to 110 bps
Defense Electronics	22.0%		22.6%	22.2%	22.4%		22.2%	22.4%	(20 to 40 bps)
Naval & Power	14.2%		18.2%	16.6%	16.7%		18.0%	18.2%	(20) to 0 bps
Total operating margin	15.3%		17.0%	16.4%	16.5%		17.1%	17.3%	10 to 30 bps

Free cash flow	$347		$347	$236	$276	$39	$275	$315

Notes: Full year amounts may not add due to rounding.

(1) 2021 Adjusted financials excludes the impact of first year purchase accounting adjustments; our build-to-print actuation product line supporting the Boeing 737 Max program; the results of operations and related impairments from our German valves business; pension settlement charges related to the retirement of two former executives (within non-operating income); and one-time legal settlement costs.

(2) 2022 Adjusted financials exclude the impact of first year purchase accounting adjustments, the loss on sale of our German valves business, costs associated with shareholder activism and pension settlement charges related to the retirement of two former executives.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow guidance excludes executive pension settlement payments of $24 million and a legal settlement payment of $15 million.

CURTISS-WRIGHT CORPORATION
2022 Sales Growth Guidance by End Market
As of November 2, 2022

	2022 % Change vs. 2021 Adjusted(1)(2)

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	9 - 11%	3 - 5%	19%
Ground Defense	(1 - 3%)	(7 - 9%)	8%
Naval Defense	1 - 3%	Flat	28%
Commercial Aerospace	9 - 11%	9 - 11%	11%
Total Aerospace & Defense	4 - 6%	1 - 3%	66%

Commercial Markets
Power & Process	4 - 6%	5 - 7%	18%
General Industrial	6 - 8%	6 - 8%	16%
Total Commercial	5 - 7%	6 - 8%	34%

Total Curtiss-Wright Sales	4 - 6%	2 - 4%	100%

(1) 2021 Adjusted Sales exclude the impact of first year purchase accounting adjustments; our build-to-print actuation product line supporting the Boeing 737 Max programs; and the results of operations from our German valves business.

(2) 2022 Sales include the contribution from the arresting systems acquisition to the Company's second half 2022 performance.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,000 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com